Exhibit 99.1

McKESSON REPORTS FISCAL 2018 THIRD-QUARTER RESULTS

•	Revenues of $53.6 billion for the third quarter, up 7% year-over-year.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $4.32, up 51% year-over-year. GAAP earnings per diluted share included a net tax benefit of approximately $370 million, or $1.78, related to the Tax Cuts and Jobs Act of 2017.

•	Third-quarter Adjusted Earnings per diluted share of $3.41, up 12% year-over-year, compared to $3.04 in the prior year.

•	Fiscal 2018 Outlook: GAAP earnings per diluted share from continuing operations of $7.65 to $9.00.

•	Fiscal 2018 Outlook: Adjusted Earnings of $12.50 to $12.80 per diluted share.

SAN FRANCISCO, February 1, 2018 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2017, were $53.6 billion, up 7% compared to $50.1 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $4.32, compared to $2.86 a year ago. Third-quarter GAAP earnings per diluted share included a net tax benefit of approximately $370 million, or $1.78, driven by the Tax Cuts and Jobs Act of 2017.

Third-quarter Adjusted Earnings per diluted share, which excludes the $1.78 net tax benefit driven by the Tax Cuts and Jobs Act of 2017, was $3.41, up 12% compared to $3.04 a year ago. Third-quarter results were driven by a lower share count, organic growth across multiple business units, including the company’s strategic sourcing benefits through ClarusONE, incremental profit contribution from acquisitions and a lower tax rate, which included discrete tax benefits unrelated to the Tax Cuts and Jobs Act of 2017. These positive drivers were partially offset by lower profit in our Technology Solutions segment driven by the contribution of the majority of the businesses to Change Healthcare and the sale of our Enterprise Information Solutions business, and the impact of reduced reimbursement in the company’s U.K. retail pharmacy business. Prior year third-quarter results included two non-recurring charges totaling approximately $60 million in our Distribution Solutions segment.

“Our third-quarter results reflected operating performance in line with our expectations, complemented by a lower share count and lower tax rate,” said John H. Hammergren, chairman and chief executive officer. “As a result of the lower tax rate and share count, we are raising and narrowing our Fiscal 2018 Adjusted Earnings outlook from a range of $11.80 to $12.50 per diluted share to a new range of $12.50 to $12.80 per diluted share.”

For the first nine months of the fiscal year, McKesson generated cash from operations of $1.3 billion and ended the quarter with cash and cash equivalents of $2.6 billion. Through the first nine months of the year, McKesson repaid $545 million in long-term debt, paid $2.0 billion for acquisitions, repurchased $900 million of its common stock, invested $392 million internally and paid $192 million in dividends.

“We deployed capital in line with our portfolio approach during the third quarter, announcing the RxCrossroads acquisition and repurchasing shares, providing a return to shareholders while continuing to position McKesson for growth in a rapidly evolving industry,” concluded Hammergren.

Segment Results

Distribution Solutions revenues were $53.6 billion for the quarter, up 8% on a reported basis and 7% on a constant currency basis.

North America pharmaceutical distribution and services revenues of $44.9 billion for the quarter were up 8% on a reported basis and 7% on a constant currency basis, primarily reflecting market growth and acquisitions.

International pharmaceutical distribution and services revenues were $7.0 billion for the quarter, up 13% on a reported basis and 4% on a constant currency basis, driven by acquisitions and market growth.

Medical-Surgical distribution and services revenues were $1.7 billion for the quarter, up 9%, primarily driven by market growth.

In the third quarter, Distribution Solutions GAAP operating profit was $819 million and GAAP operating margin was 1.53%. Third-quarter adjusted operating profit was $991 million, up 23% from the prior year on a reported basis and 22% on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 1.85% on a constant currency basis. Adjusted operating margin excluding noncontrolling interests for the Distribution Solutions segment was 1.77% on a constant currency basis.

Technology Solutions GAAP operating profit was $65 million for the third quarter, primarily driven by a gain on the sale of the company’s Enterprise Information Solutions business. Third-quarter adjusted operating profit was $53 million, primarily driven by our proportionate share of the income from McKesson’s equity investment in Change Healthcare.

Fiscal Year 2018 Outlook

McKesson expects GAAP earnings per diluted share of $7.65 to $9.00 for the fiscal year ending March 31, 2018, which includes the following items:

•	Amortization of acquisition-related intangibles of $2.35 to $2.65 per diluted share;

•	Acquisition-related expenses and adjustments of $1.00 to $1.20 per diluted share;

•	Last-In-First-Out (“LIFO”) inventory-related charges of five cents to credits of five cents per diluted share;

•	Gains from antitrust legal settlements of up to five cents per diluted share;

•	Restructuring charges of $1.25 to $1.45 per diluted share; and

•	Other adjustments resulting in credits of $0.50 to $0.70 per diluted share.

McKesson expects Adjusted Earnings of $12.50 to $12.80 per diluted share for the fiscal year ending March 31, 2018.

Dividend Declaration

The company’s Board of Directors yesterday declared a regular dividend of $0.34 cents per share of common stock. The dividend will be payable on April 2, 2018, to stockholders of record on March 1, 2018.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Adjusted Operating Profit Margin Excluding Noncontrolling Interests

McKesson also provides adjusted operating profit margin excluding noncontrolling interests. The company has arrangements involving third-party noncontrolling interests. As a result, pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. Adjusted operating profit margin excluding noncontrolling interests information is presented to provide a framework for assessing how the company’s business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. The supplemental adjusted operating profit margin excluding noncontrolling interests information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Thursday, February 1st, at 8:00 AM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2093. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 3106087. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Revenues	$53,617	$50,130	7%	$156,729	$149,820	5%
Cost of sales (1)	(50,902)	(47,318)	8	(148,620)	(141,345)	5

Gross profit	2,715	2,812	(3)	8,109	8,475	(4)
Operating expenses (2)	(1,984)	(1,981)	—	(5,920)	(5,802)	2
Gain from sale of business (3)	109	—	—	109	—	—
Goodwill impairment charges (4)	—	—	—	(350)	(290)	21
Restructuring and asset impairment charges (5)	(6)	—	—	(242)	—	—

Total operating expenses	(1,881)	(1,981)	(5)	(6,403)	(6,092)	5

Operating income	834	831	—	1,706	2,383	(28)
Other income, net (6)	20	23	(13)	102	65	57
Loss from equity method investment in Change Healthcare (7)	(90)	—	—	(271)	—	—
Interest expense	(67)	(74)	(9)	(204)	(231)	(12)

Income from continuing operations before income taxes	697	780	(11)	1,333	2,217	(40)
Income tax benefit (expense) (8) (9)	263	(131)	(301)	46	(570)	(108)

Income from continuing operations after tax	960	649	48	1,379	1,647	(16)
Income (Loss) from discontinued operations, net of tax (10)	1	(3)	(133)	3	(117)	(103)

Net income	961	646	49	1,382	1,530	(10)
Net income attributable to noncontrolling interests	(58)	(13)	346	(169)	(48)	252

Net income attributable to McKesson Corporation	$903	$633	43%	$1,213	$1,482	(18)%

Earnings (loss) per common share attributable to McKesson Corporation (11)
Diluted
Continuing operations	$4.32	$2.86	51%	$5.75	$7.07	(19)%
Discontinued operations	0.01	(0.01)	(200)	0.01	(0.51)	(102)

Total	$4.33	$2.85	52%	$5.76	$6.56	(12)%

Basic
Continuing operations	$4.34	$2.89	50%	$5.78	$7.14	(19)%
Discontinued operations	0.01	(0.02)	(150)	0.02	(0.52)	(104)

Total	$4.35	$2.87	52%	$5.80	$6.62	(12)%

Dividends declared per common share	$0.34	$0.28		$0.96	$0.84

Weighted average common shares
Diluted	208	222	(6)%	210	226	(7)%
Basic	207	221	(6)	209	224	(7)

(1)	The third quarters of fiscal 2018 and 2017 include pre-tax credits of $2 million and $155 million, and the first nine months of fiscal 2018 and 2017 include pre-tax credits of $5 million and $151 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. The third quarter and first nine months of fiscal 2017 include $2 million and $144 million of net cash proceeds representing our share of antitrust legal settlements. These credits are included within our Distribution Solutions segment.
(2)	The third quarter and the first nine months of fiscal 2018 include a pre-tax credit of $46 million ($30 million after-tax) representing a reduction in our tax receivable agreement (“TRA”) liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Cuts and Jobs Act (the “2017 Tax Act”). The first nine months of fiscal 2018 include a pre-tax gain of $37 million ($22 million after-tax) related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(3)	Fiscal 2018 includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the fiscal 2018 third quarter sale of our Enterprise Information Solutions (“EIS”) business within the Technology Solutions segment.
(4)	The first nine months of fiscal 2018 include a non-cash pre-tax and after-tax goodwill impairment charge of $350 million for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. The first nine months of fiscal 2017 include a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) for our EIS reporting unit within the Technology Solutions segment.
(5)	The third quarter and the first nine months of fiscal 2018 include a pre-tax restructuring charge of $6 million ($5 million after-tax) and $53 million ($45 million after-tax) primarily representing employee severance and lease exit costs. The first nine months of fiscal 2018 include a non-cash pre-tax restructuring charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the United Kingdom (“U.K.”) within our Distribution Solutions segment.
(6)	The first nine months of fiscal 2018 include a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(7)	Our investment in Change Healthcare is accounted for using the equity method of accounting. The amount represents our proportionate share of the net income or loss of the joint venture.
(8)	The third quarter and first nine months of fiscal 2018 include a provisional net discrete tax benefit of $370 million realized in connection with the December 2017 enactment of the 2017 Tax Act. The third quarter and first nine months of fiscal 2018 also include other net discrete tax benefits of $54 million and $50 million.
(9)	The first nine months of fiscal 2017 include a tax benefit of $47 million related to the adoption of the amended accounting guidance on share-based compensation in the first quarter of fiscal 2017.
(10)	The first nine months of fiscal 2017 include an after-tax loss of $113 million recognized from the fiscal 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(11)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2017								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,715	$—	$6	$(2)	$—	$(1)	$—	$2,718	(3)%	2%

Operating expenses (1) (2) (3)	$(1,881)	$123	$24	$—	$—	$33	$(157)	$(1,858)	(5)%	3%

Other income, net	$20	$—	$1	$—	$—	$—	$1	$22	(13)%	(15)%

Income (Loss) from equity method investment in Change Healthcare (4)	$(90)	$70	$63	$—	$—	$—	$12	$55	—%	—%

Income from continuing operations before income taxes	$697	$193	$94	$(2)	$—	$32	$(144)	$870	(11)%	8%

Income tax benefit (expense) (5)	$263	$(53)	$(27)	$1	$—	$(4)	$(280)	$(100)	(301)%	(12)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$902	$140	$67	$(1)	$—	$28	$(424)	$712	42%	5%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$4.32	$0.67	$0.32	$(0.01)	$—	$0.14	$(2.03)	$3.41 (7)	51%	12%

Diluted weighted average common shares	208	208	208	208	—	208	208	208	(6)%	(6)%

	Quarter Ended December 31, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,812	$—	$—	$(155)	$(2)	$(1)	$—	$2,654

Operating expenses	$(1,981)	$102	$72	$—	$—	$3	$—	$(1,804)

Other income, net	$23	$—	$3	$—	$—	$—	$—	$26

Income from continuing operations before income taxes	$780	$102	$75	$(155)	$(2)	$2	$—	$802

Income tax expense	$(131)	$(31)	$(14)	$61	$1	$—	$—	$(114)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$636	$71	$61	$(94)	$(1)	$2	$—	$675

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (6)	$2.86	$0.32	$0.27	$(0.42)	$—	$0.01	$—	$3.04

Diluted weighted average common shares	222	222	222	222	—	222	—	222

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax restructuring charge of $6 million ($5 million after-tax) within our Distribution Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act.
(3)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the fiscal 2018 third quarter sale of our EIS business within the Technology Solutions segment.
(4)	The amount represents our proportionate share of the net income or loss of the Change Healthcare joint venture. The amortization of equity investment intangibles and other acquired intangibles of $70 million is included in our proportionate share of the income (loss) from this equity method investment.
(5)	Fiscal 2018, as reported under GAAP, includes a provisional net discrete tax benefit of $370 million related to the 2017 Tax Act. Fiscal 2018 also includes other net discrete tax benefits of $54 million.
(6)	Certain computations may reflect rounding adjustments.
(7)	Adjusted Earnings per share on a Constant Currency basis for the third quarter of fiscal 2018 was $3.39 per diluted share, which excludes the foreign currency exchange effect of $0.02 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2017								Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$8,109	$—	$12	$(5)	$—	$(1)	$—	$8,115	(4)%	(1)%

Operating expenses (1) (2) (3) (4)	$(6,403)	$369	$19	$—	$—	$293	$182	$(5,540)	5%	4%

Other income, net (5)	$102	$1	$1	$—	$—	$—	$(42)	$62	57%	(16)%

Income (Loss) from equity method investment in Change Healthcare (6)	$(271)	$214	$245	$—	$—	$—	$12	$200	—%	—%

Income from continuing operations before income taxes	$1,333	$584	$277	$(5)	$—	$292	$152	$2,633	(40)%	(3)%

Income tax benefit (expense) (7)	$46	$(183)	$(90)	$2	$—	$(56)	$(259)	$(540)	(108)%	(10)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,210	$401	$187	$(3)	$—	$236	$(107)	$1,924	(24)%	(7)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (8)	$5.75	$1.90	$0.89	$(0.01)	$—	$1.12	$(0.51)	$9.14 (9)	(19)%	—%

Diluted weighted average common shares	210	210	210	210	—	210	210	210	(7)%	(7)%

	Nine Months Ended December 31, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit (10)	$8,475	$3	$1	$(151)	$(144)	$(2)	$—	$8,182

Operating expenses (11)	$(6,092)	$328	$157	$—	$—	$16	$284	$(5,307)

Other income, net	$65	$1	$8	$—	$—	$—	$—	$74

Income from continuing operations before income taxes	$2,217	$332	$166	$(151)	$(144)	$14	$284	$2,718

Income tax expense (12)	$(570)	$(100)	$(37)	$59	$56	$(5)	$(6)	$(603)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,599	$232	$129	$(92)	$(88)	$9	$278	$2,067

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (8)	$7.07	$1.02	$0.57	$(0.40)	$(0.39)	$0.04	$1.23	$9.14

Diluted weighted average common shares	226	226	226	226	226	226	226	226

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act. Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of fiscal 2018 related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax restructuring charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment recognized in the second quarter of fiscal 2018. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $53 million ($45 million after-tax) primarily representing employee severance and lease exit costs.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million recognized in the second quarter of fiscal 2018 for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the fiscal 2018 third quarter sale of our EIS business within the Technology Solutions segment.
(5)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(6)	The amount represents our proportionate share of the net income or loss of the Change Healthcare joint venture. The amortization of equity investment intangibles and other acquired intangibles of $214 million is included in our proportionate share of the income (loss) from this equity method investment.
(7)	Fiscal 2018, as reported under GAAP, includes a provisional net discrete tax benefit of $370 million related to the 2017 Tax Act. Fiscal 2018 also includes other net discrete tax benefits of $50 million.
(8)	Certain computations may reflect rounding adjustments.
(9)	Adjusted Earnings per share on a Constant Currency basis for fiscal 2018 was $9.11 per diluted share, which excludes the foreign currency exchange effect of $0.03 per diluted share.
(10)	Fiscal 2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of fiscal 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(11)	Fiscal 2017 includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) recognized in the second quarter of fiscal 2017 for our EIS reporting unit within the Technology Solutions segment.
(12)	Fiscal 2017 includes a tax benefit of $47 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2017			Quarter Ended December 31, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)	Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$44,935	$—	$44,935	$41,685	$—	$41,685	$(133)	$44,802	$(133)	$44,802	8%		8%	7%		7%
International pharmaceutical distribution & services	6,989	—	6,989	6,193	—	6,193	(530)	6,459	(530)	6,459	13		13	4		4
Medical-Surgical distribution & services	1,693	—	1,693	1,558	—	1,558	—	1,693	—	1,693	9		9	9		9
Total Distribution Solutions	53,617	—	53,617	49,436	—	49,436	(663)	52,954	(663)	52,954	8		8	7		7
Technology Solutions - Products and Services	—	—	—	694	—	694	—	—	—	—	(100)		(100)	(100)		(100)
Revenues	$53,617	$—	$53,617	$50,130	$—	$50,130	$(663)	$52,954	$(663)	$52,954	7%		7%	6%		6%
GROSS PROFIT
Distribution Solutions	$2,715	$3	$2,718	$2,424	$(158)	$2,266	$(66)	$2,649	$(65)	$2,653	12%		20%	9%		17%
Technology Solutions	—	—	—	388	—	388	—	—	—	—	(100)		(100)	(100)		(100)
Gross profit	$2,715	$3	$2,718	$2,812	$(158)	$2,654	$(66)	$2,649	$(65)	$2,653	(3)%		2%	(6)%		—%
OPERATING EXPENSES
Distribution Solutions (1)	$(1,914)	$167	$(1,747)	$(1,628)	$147	$(1,481)	$63	$(1,851)	$56	$(1,691)	18%		18%	14%		14%
Technology Solutions (2) (3)	155	(157)	(2)	(256)	31	(225)	—	155	—	(2)	(161)		(99)	(161)		(99)
Corporate	(122)	13	(109)	(97)	(1)	(98)	2	(120)	1	(108)	26		11	24		10
Operating expenses	$(1,881)	$23	$(1,858)	$(1,981)	$177	$(1,804)	$65	$(1,816)	$57	$(1,801)	(5)%		3%	(8)%		—%
OTHER INCOME, NET
Distribution Solutions	$18	$2	$20	$17	$3	$20	$—	$18	$—	$20	6%		—%	6%		—%
Technology Solutions	—	—	—	—	—	—	—	—	—	—	—		—	—		—
Corporate	2	—	2	6	—	6	(1)	1	(1)	1	(67)		(67)	(83)		(83)
Other income, net	$20	$2	$22	$23	$3	$26	$(1)	$19	$(1)	$21	(13)%		(15)%	(17)%		(19)%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions (4)	$(90)	$145	$55	$—	$—	$—	$—	$(90)	$—	$55	—%		—%	—%		—%
OPERATING PROFIT
Distribution Solutions (1)	$819	$172	$991	$813	$(8)	$805	$(3)	$816	$(9)	$982	1%		23%	—%		22%
Technology Solutions (2) (3) (4) (6)	65	(12)	53	132	31	163	—	65	—	53	(51)		(67)	(51)		(67)
Operating profit	884	160	1,044	945	23	968	(3)	881	(9)	1,035	(6)		8	(7)		7
Corporate	(120)	13	(107)	(91)	(1)	(92)	1	(119)	—	(107)	32		16	31		16
Income from continuing operations before interest expense and income taxes	$764	$173	$937	$854	$22	$876	$(2)	$762	$(9)	$928	(11)%		7%	(11)%		6%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.53%		1.85%	1.64%		1.63%		1.54%		1.85%	(11	) bp	22 bp	(10	) bp	22 bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (5)			1.76%			1.62%				1.77%			14 bp			15 bp

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax restructuring charge of $6 million ($5 million after-tax) within our Distribution Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act.
(3)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the sale of our EIS business within the Technology Solutions segment.
(4)	The amount represents our proportionate share of the net income or loss of the Change Healthcare joint venture.
(5)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to ClarusONE Sourcing Services LLP and Vantage Oncology Holdings, LLC.
(6)	Operating profit for our Technology Solutions segment for fiscal 2018 includes only our gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the core MTS businesses, which were contributed to the Change Healthcare joint venture in the fourth quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2017			Nine Months Ended December 31, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$131,459	$—	$131,459	$124,271	$—	$124,271	$(130)	$131,329	$(130)	$131,329	6%		6%		6%		6%
International pharmaceutical distribution & services	20,144	—	20,144	18,794	—	18,794	(434)	19,710	(434)	19,710	7		7		5		5
Medical-Surgical distribution & services	4,886	—	4,886	4,657	—	4,657	—	4,886	—	4,886	5		5		5		5
Total Distribution Solutions	156,489	—	156,489	147,722	—	147,722	(564)	155,925	(564)	155,925	6		6		6		6
Technology Solutions - Products and Services	240	—	240	2,098	—	2,098	—	240	—	240	(89)		(89)		(89)		(89)
Revenues	$156,729	$—	$156,729	$149,820	$—	$149,820	$(564)	$156,165	$(564)	$156,165	5%		5%		4%		4%
GROSS PROFIT
Distribution Solutions (1)	$7,989	$5	$7,994	$7,333	$(295)	$7,038	$(39)	$7,950	$(39)	$7,955	9%		14%		8%		13%
Technology Solutions	120	1	121	1,142	2	1,144	—	120	—	121	(89)		(89)		(89)		(89)
Gross profit	$8,109	$6	$8,115	$8,475	$(293)	$8,182	$(39)	$8,070	$(39)	$8,076	(4)%		(1)%		(5)%		(1)%
OPERATING EXPENSES
Distribution Solutions (2) (3)	$(6,164)	$1,032	$(5,132)	$(4,784)	$413	$(4,371)	$58	$(6,106)	$28	$(5,104)	29%		17%		28%		17%
Technology Solutions (3) (4) (5)	104	(194)	(90)	(1,017)	369	(648)	—	104	—	(90)	(110)		(86)		(110)		(86)
Corporate	(343)	25	(318)	(291)	3	(288)	2	(341)	1	(317)	18		10		17		10
Operating expenses	$(6,403)	$863	$(5,540)	$(6,092)	$785	$(5,307)	$60	$(6,343)	$29	$(5,511)	5%		4%		4%		4%
OTHER INCOME, NET
Distribution Solutions (6)	$95	$(40)	$55	$43	$9	$52	$—	$95	$—	$55	121%		6%		121%		6%
Technology Solutions	1	—	1	1	—	1	—	1	—	1	—		—		—		—
Corporate	6	—	6	21	—	21	(1)	5	(1)	5	(71)		(71)		(76)		(76)
Other income, net	$102	$(40)	$62	$65	$9	$74	$(1)	$101	$(1)	$61	57%		(16)%		55%		(18)%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE - Technology Solutions (7)	$(271)	$471	$200	$—	$—	$—	$—	$(271)	$—	$200	—%		—%		—%		—%
OPERATING PROFIT
Distribution Solutions (1) (2) (3) (6)	$1,920	$997	$2,917	$2,592	$127	$2,719	$19	$1,939	$(11)	$2,906	(26)%		7%		(25)%		7%
Technology Solutions (3) (4) (5) (7) (9)	(46)	278	232	126	371	497	—	(46)	—	232	(137)		(53)		(137)		(53)
Operating profit	1,874	1,275	3,149	2,718	498	3,216	19	1,893	(11)	3,138	(31)		(2)		(30)		(2)
Corporate	(337)	25	(312)	(270)	3	(267)	1	(336)	—	(312)	25		17		24		17
Income from continuing operations before interest expense and income taxes	$1,537	$1,300	$2,837	$2,448	$501	$2,949	$20	$1,557	$(11)	$2,826	(37)%		(4)%		(36)%		(4)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.23%		1.86%	1.75%		1.84%		1.24%		1.86%	(52	) bp	2	bp	(51	) bp	2	bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (8)			1.78%			1.83%				1.78%			(5	) bp			(5	) bp

(1)	Fiscal 2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of fiscal 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax restructuring charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment recognized in the second quarter of fiscal 2018. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $53 million ($45 million after-tax) primarily representing employee severance and lease exit costs.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million recognized in the second quarter of fiscal 2018 for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) recognized in the second quarter of fiscal 2017 for our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) recognized in the third quarter of fiscal 2018 representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act. Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of fiscal 2018 related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(5)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the fiscal 2018 third quarter sale of our EIS reporting unit within the Technology Solutions segment.
(6)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(7)	The amount represents our proportionate share of the net income or loss of the Change Healthcare joint venture.
(8)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to ClarusONE Sourcing Services LLP and Vantage Oncology Holdings, LLC.
(9)	Operating profit for our Technology Solutions segment for fiscal 2018 includes only our EIS business, the gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the core MTS businesses, which were contributed to the Change Healthcare joint venture in the fourth quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2017				Quarter Ended December 31, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$53,617	$—	$—	$53,617	$49,436	$694	$—	$50,130

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5)	$819	$65	$(120)	$764	$813	$132	$(91)	$854

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles (4)	$122	$71	$—	$193	$100	$2	$—	$102
Acquisition-Related Expenses and Adjustments	31	61	2	94	43	33	(1)	75
LIFO Inventory-Related Adjustments	(2)	—	—	(2)	(155)	—	—	(155)
Gains from Antitrust Legal Settlements	—	—	—	—	(2)	—	—	(2)
Restructuring Charges, Net	20	(1)	13	32	6	(4)	—	2
Other Adjustments, Net	1	(143)	(2)	(144)	—	—	—	—

Total pre-tax adjustments	$172	$(12)	$13	$173	$(8)	$31	$(1)	$22

Adjusted Earnings (Non-GAAP):
Revenues	$53,617	$—	$—	$53,617	$49,436	$694	$—	$50,130

Income from continuing operations before interest expense and income taxes (4) (5)	$991	$53	$(107)	$937	$805	$163	$(92)	$876

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax restructuring charge of $6 million ($5 million after-tax) within our Distribution Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act.
(3)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the sale of our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018 for our Technology Solutions segment includes amortization of equity investment intangibles and other acquired intangibles of $70 million included in our proportionate share of the income (loss) from our equity method investment in Change Healthcare.
(5)	The results of our Technology Solutions segment for fiscal 2018 includes only the gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the core MTS businesses, which were contributed to the Change Healthcare joint venture in the fourth quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2017				Nine Months Ended December 31, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$156,489	$240	$—	$156,729	$147,722	$2,098	$—	$149,820

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5) (6) (7) (8)	$1,920	$(46)	$(337)	$1,537	$2,592	$126	$(270)	$2,448

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles (6)	$369	$215	$—	$584	$311	$21	$—	$332
Acquisition-Related Expenses and Adjustments	68	207	2	277	104	58	4	166
LIFO Inventory-Related Adjustments	(5)	—	—	(5)	(151)	—	—	(151)
Gains from Antitrust Legal Settlements	—	—	—	—	(144)	—	—	(144)
Restructuring Charges, Net	261	(1)	32	292	13	2	(1)	14
Other Adjustments, Net	304	(143)	(9)	152	(6)	290	—	284

Total pre-tax adjustments	$997	$278	$25	$1,300	$127	$371	$3	$501

Adjusted Earnings (Non-GAAP):
Revenues	$156,489	$240	$—	$156,729	$147,722	$2,098	$—	$149,820

Income from continuing operations before interest expense and income taxes (6) (8)	$2,917	$232	$(312)	$2,837	$2,719	$497	$(267)	$2,949

(1)	Fiscal 2018, as reported under GAAP, includes a pre-tax credit of $46 million ($30 million after-tax) recognized in the third quarter of fiscal 2018 representing a reduction in our TRA liability within our Technology Solutions segment as a result of the enactment of the 2017 Tax Act. Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $37 million ($22 million after-tax) recognized in the first quarter of fiscal 2018 related to the final net working capital and other adjustments from the fiscal 2017 fourth quarter Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(2)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax restructuring charge of $189 million ($157 million after-tax) to impair the carrying value of certain intangible assets and other assets primarily related to our retail business in the U.K. within our Distribution Solutions segment recognized in the second quarter of fiscal 2018. Fiscal 2018, as reported under GAAP, also includes a pre-tax restructuring charge of $53 million ($45 million after-tax) primarily representing employee severance and lease exit costs.
(3)	Fiscal 2018, as reported under GAAP, includes a non-cash pre-tax and after-tax goodwill impairment charge of $350 million recognized in the second quarter of fiscal 2018 for our McKesson Europe reporting unit within the Distribution Solutions segment. There were no tax benefits associated with this goodwill impairment charge. Fiscal 2017, as reported under GAAP, includes a non-cash pre-tax goodwill impairment charge of $290 million ($282 million after-tax) recognized in the second quarter of fiscal 2017 for our EIS reporting unit within the Technology Solutions segment.
(4)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $109 million ($30 million after-tax) recognized from the fiscal 2018 third quarter sale of our EIS reporting unit within the Technology Solutions segment.
(5)	Fiscal 2018, as reported under GAAP, includes a pre-tax gain of $43 million ($26 million after-tax) recognized from the fiscal 2018 second quarter sale of an equity method investment within our Distribution Solutions segment.
(6)	Fiscal 2018 for our Technology Solutions segment includes amortization of equity investment intangibles and other acquired intangibles of $214 million included in our proportionate share of the income (loss) from our equity method investment in Change Healthcare.
(7)	Fiscal 2017, as reported under GAAP, includes $144 million of net cash proceeds primarily received in the first quarter of fiscal 2017 representing our share of antitrust legal settlements within our Distribution Solutions segment.
(8)	The results of our Technology Solutions segment for fiscal 2018 includes only our EIS business, the gain on sale of our EIS business, as reported under GAAP, and our proportionate share of income (loss) from Change Healthcare. Fiscal 2017 operating profit for this segment also included the core MTS businesses, which were contributed to the Change Healthcare joint venture in the fourth quarter of fiscal 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31, 2017	March 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$2,619	$2,783
Receivables, net	20,015	18,215
Inventories, net	17,103	15,278
Prepaid expenses and other	458	672

Total Current Assets	40,195	36,948
Property, Plant and Equipment, Net	2,401	2,292
Goodwill	11,828	10,586
Intangible Assets, Net	4,094	3,665
Equity Method Investment in Change Healthcare	3,704	4,063
Other Noncurrent Assets	1,991	3,415

Total Assets	$64,213	$60,969

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$33,009	$31,022
Short-term borrowings	749	183
Deferred revenue	68	346
Current portion of long-term debt	531	1,057
Other accrued liabilities	3,295	3,004

Total Current Liabilities	37,652	35,612
Long-Term Debt	7,514	7,305
Long-Term Deferred Tax Liabilities	2,833	3,678
Other Noncurrent Liabilities	2,807	1,774

Redeemable Noncontrolling Interests	1,435	1,327

McKesson Corporation Stockholders’ Equity	11,734	11,095
Noncontrolling Interests	238	178

Total Equity	11,972	11,273

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$64,213	$60,969

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Net income	$1,382	$1,530
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	697	663
Goodwill impairment and other asset impairment charges	539	290
Deferred taxes	(847)	122
Share-based compensation expense	57	109
LIFO credits	(5)	(151)
Loss from equity method investment in Change Healthcare	271	—
Loss (gain) from sale of businesses and equity investments	(155)	113
Other non-cash items	(132)	50
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,046)	(654)
Inventories	(1,410)	(374)
Drafts and accounts payable	1,203	1,891
Deferred revenue	(134)	(58)
Taxes	689	52
Other	214	(274)

Net cash provided by operating activities	1,323	3,309

INVESTING ACTIVITIES
Property acquisitions	(269)	(246)
Capitalized software expenditures	(123)	(123)
Acquisitions, net of cash and cash equivalents acquired	(1,979)	(4,174)
Proceeds from/(payments for) sale of businesses and equity investments, net	329	(91)
Payments received on Healthcare Technology Net Asset Exchange	126	—
Restricted cash for acquisitions	1,469	935
Other	(36)	80

Net cash used in investing activities	(483)	(3,619)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	12,699	2,803
Repayments of short-term borrowings	(12,133)	(1,405)
Repayments of long-term debt	(545)	(392)
Common stock transactions:
Issuances	114	89
Share repurchases, including shares surrendered for tax withholding	(951)	(2,060)
Dividends paid	(192)	(192)
Other	(139)	12

Net cash used in financing activities	(1,147)	(1,145)

Effect of exchange rate changes on cash and cash equivalents	143	(159)

Net decrease in cash and cash equivalents	(164)	(1,614)
Cash and cash equivalents at beginning of period	2,783	4,048

Cash and cash equivalents at end of period	$2,619	$2,434

1 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles—Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments—Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments—LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements—Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring charges—Non-acquisition related restructuring charges that are incurred for significant programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded.

Other adjustments—The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; asset impairments; adjustments to claim and litigation reserves for estimated probable losses; certain discrete benefits related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•	Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP): The Company has arrangements involving third-party noncontrolling interests. As a result, our pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. To provide additional useful information to investors, we present adjusted operating profit margin excluding noncontrolling interests for our Distribution Solutions segment. We believe such information provides a framework for assessing how our business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. We calculate adjusted operating profit excluding noncontrolling interests by removing pre-tax earnings attributable to noncontrolling interests from adjusted operating profit (Non-GAAP). Adjusted operating profit margin excluding noncontrolling interests is calculated by dividing the adjusted operating profit excluding noncontrolling interests with the applicable segment’s revenues. This information is supplemental to the Company’s GAAP financial results and is provided in Schedule 3 of this document.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We present adjusted operating profit margin excluding noncontrolling interests to provide a framework for assessing how our business performed excluding the effect of net income that is not attributable to McKesson. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.